As filed with the Securities and Exchange Commission on November 19, 1996

                                        Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         SELAS CORPORATION OF AMERICA
               (Exact name of issuer as specified in its charter)


          Pennsylvania                               23-1069060
(state or other jurisdiction of              (IRS Employer Indentifi-
incorporation or organization)               cation Number)


                               2034 Limekiln Pike
                           Dresher, Pennsylvania 19025
               (Address of Principal Executive Offices) (Zip Code)


                             1994 STOCK OPTION PLAN
                            (Full title of the plan)


                                 Robert W. Ross
                          Selas Corporation of America
                               2034 Limekiln Pike
                           Dresher, Pennsylvania 19025
                     (Name and address of agent for service)

                                 (215) 646-6600
                     (Telephone number, including area code,
                              of agent for service)

                                    Copy to:
                             Robert D. Denious, Esq.
                             Drinker Biddle & Reath
                              1345 Chestnut Street
                        Philadelphia, Pennsylvania  19107



______________________________________________________________________________
                         CALCULATION OF REGISTRATION FEE

                            Proposed         Proposed
Titles of     Amount        Maximum          Maximum
Securities    To Be         Offering         Aggregate        Amount of
To Be         Regis-        Price            Offering         Registration
Registered                  tered            Per Share **     Price ** Fee**
Common Shares,
par value
$1.00 per
share        300,000
             Shares*    92,000 @ $ 8.04      $  739,680        $  224.15
                       208,000 @ $16.48       3,427,840         1,038.74

* Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

** Calculated pursuant to Rule 457(h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $16.48 per share, the average of the highest and lowest selling prices of the Company's Common Shares on November 12, 1996, as reported by the American Stock Exchange Composite Transactions Tape.
________________________________________________________________________________
____________________________

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          There are incorporated herein by reference the following documents:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

          3. The description of the Company's Common Shares which is contained in Item 5 of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (which item was included for the purpose of updating the description of the Company's capital stock contained in its registration statement on Form 10, as amended).

          All reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statements and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable


Item 5.   Interests of Named Experts and Counsel

          Not applicable.


Item 6.   Indemnification of Directors and Officers.

          Section 2.09 of the Company's By-Laws requires the Company to indemnify any person who was or is a party (other than a party plaintiff suing in his own behalf or in the right of the Company) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving while a director or officer of the Company at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          The By-Laws also state that the indemnification provided for therein is not exclusive of any other rights persons seeking indemnification might have, including under any insurance arrangements. The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities which might be incurred by them in such capacities.


Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

Exhibit 5      Opinion of Messrs. Drinker
               Biddle & Reath and Consent

Exhibit  23(a) Consent of KPMG Peat Marwick.
         23(b) The Consent of Drinker
               Biddle & Reath is included
               in Exhibit 5.

Exhibit  24    Powers of Attorney


Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraph (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from  registration   by  means  of  a  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, at Dayton, Ohio, on this 17th day of September, 1996.

                         SELAS CORPORATION OF AMERICA


                         By:/s/ Stephen F. Ryan

                         Stephen F. Ryan,
                         President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                                             Date

/s/ Stephen F. Ryan                     September 17, 1996
Stephen F. Ryan, President,
Chief Executive Officer and Director

/s/ Robert W. Ross                      September 17, 1996
Robert W. Ross, Vice President,
Treasurer and Chief Financial Officer
(principal financial and accounting
officer)

               *
John H. Austin, Jr., Director

               *
Frederick L. Bissinger, Director
               *
Roy C. Carriker, Director

               *
Francis J. Dunleavy, Director

               *
Mark S. Gorder, Director

               *
Ralph R. Whitney, Jr., Director

*By:/s/ Stephen F. Ryan                 September 17, 1996
     Stephen F. Ryan,
     Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
Number              Title

   5                Opinion of Drinker Biddle & Reath

  23(a)             Consent of KPMG Peat Marwick LLP

  23(b) Consent of Drinker Biddle & Reath (included in the opinion filed as Exhibit 5 hereto)

  24                Powers  of Attorney of:   John H. Austin,  Jr., Frederick L.
                    Bissinger, Roy C. Carriker, Francis J. Dunleavy, Mark S. Gorder and Ralph R. Whitney, Jr.

                                                                       EXHIBIT 5





                                November 19, 1996




Selas Corporation of America
2034 Limekiln Pike
Dresher, PA 19025


Ladies and Gentlemen:

          We have acted as counsel to Selas Corporation of America (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 300,000 Common Shares of the Company, par value $1.00 per share (the "Additional Shares"), issuable upon the exercise of options granted under the Company's 1994 Stock Option Plan (the "Plan").

          In that capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and By-Laws, each as amended through the date hereof, resolutions of its Board of Directors, the Plan and such other documents and corporate records relating to the Company and the issuance of the Additional Shares as we have deemed appropriate for purposes of this opinion.
          The opinions expressed herein are based exclusively on the laws of the Commonwealth of Pennsylvania and the federal law of the United States. In all cases we have assumed the genuineness of signatures, the authenticity of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

          Based upon the foregoing, we are of the opinion that the Additional Shares have been duly and validly authorized for issuance and, when issued in accordance with the Plan and the terms of options granted thereunder, will be fully paid and non-assessable by the Company.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent pertains solely to the filing of this opinion and does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission.



                              Very truly yours,


                               /s/ Drinker Biddle & Reath
                              DRINKER BIDDLE & REATH




                                                                   EXHIBIT 23(A)



                         CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors
Selas Corporation of America:


          We consent to the incorporation by reference in this Registration Statement on Form S-8 of Selas Corporation of America of our reports dated February 12, 1996 relating to the consolidated balance sheets of Selas Corporation of America and subsidiaries as of December 31, 1995 and 1994 and related consolidated statements of operations, shareholders' equity, and cash flows and related financial statement schedules for each of the years in the three year period ended December 31, 1995, which reports appear in or are incorporated by reference in the December 31, 1995 annual report on Form 10-K of Selas Corporation of America.







KPMG Peat Marwick LLP



 /s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
November 11, 1996


                                                                      EXHIBIT 24

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Stephen F. Ryan and Robert W. Ross, and either of them, his attorney to do any and all acts, including and execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Selas Corporation of America (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Shares of the Company to be offered pursuant to the 1994 Stock Option Plan, as amended, including, in each case, but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all amendments, including post-effective amendments, thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 17th day of September, 1996.


                         By:  /s/ John H. Austin, Jr.
                              John H. Austin, Jr.


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Stephen F. Ryan and Robert W. Ross, and either of them, his attorney to do any and all acts, including and execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Selas Corporation of America (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Shares of the Company to be offered pursuant to the 1994 Stock Option Plan, as amended, including, in each case, but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all amendments, including post-effective amendments, thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 17th day of September, 1996.


                         By:  /s/ Frederick L. Bissinger
                              Frederick L. Bissinger


                                POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Stephen F. Ryan and Robert W. Ross, and either of them, his attorney to do any and all acts, including and execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Selas Corporation of America (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Shares of the Company to be offered pursuant to the 1994 Stock Option Plan, as amended, including, in each case, but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all amendments, including post-effective amendments, thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 17th day of September, 1996.


                         By:  /s/ Roy C. Carriker
                              Roy C. Carriker


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Stephen F. Ryan and Robert W. Ross, and either of them, his attorney to do any and all acts, including and execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Selas Corporation of America (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Shares of the Company to be offered pursuant to the 1994 Stock Option Plan, as amended, including, in each case, but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all amendments, including post-effective amendments, thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 17th day of September, 1996.


                         By:  /s/ Francis J. Dunleavy
                              Francis J. Dunleavy


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Stephen F. Ryan and Robert W. Ross, and either of them, his attorney to do any and all acts, including and execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Selas Corporation of America (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Shares of the Company to be offered pursuant to the 1994 Stock Option Plan, as amended, including, in each case, but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all amendments, including post-effective amendments, thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 17th day of September, 1996.


                         By:  /s/ Mark S. Gorder
                              Mark S. Gorder


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby constitute and appoint Stephen F. Ryan and Robert W. Ross, and either of them, his attorney to do any and all acts, including and execution of documents, which said attorneys, or any of them, may deem necessary or advisable to enable Selas Corporation of America (the "Company") to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under said Act of Common Shares of the Company to be offered pursuant to the 1994 Stock Option Plan, as amended, including, in each case, but not limited to the power and authority to sign in the name and on behalf of the undersigned, in any and all capacities in which the signature of the undersigned would be appropriate, a registration statement on Form S-8 and any and all amendments, including post-effective amendments, thereto for filing with the Securities and Exchange Commission under the Securities Act of 1933 with respect to such securities, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as the undersigned could do if personally present.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 17th day of September, 1996.


                         By:  /s/ Ralph R. Whitney, Jr.
                              Ralph R. Whitney, Jr.